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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of Dynatech Corporation on Form S-8 of our reports dated April 28, 1998, except for the "Subsequent Event" note, for which the date is May 21, 1998, on our audits of the consolidated financial statements and financial statement schedule of Dynatech Corporation as of March 31, 1998 and 1997, and for the fiscal years ended March 31, 1998, 1997 and 1996, which reports are included in the Company's 1998 Annual Report on Form 10-K.

                                            /s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
April 6, 1999